                                                                  Exhibit 1.3

                                                                  EXECUTION COPY






                     $100,000,000 AGGREGATE PRINCIPAL AMOUNT

                            ODYSSEY RE HOLDINGS CORP.

                      4.375% CONVERTIBLE SENIOR DEBENTURES

                                    DUE 2022

                               PURCHASE AGREEMENT

                               DATED JUNE 12, 2002





                         BANC OF AMERICA SECURITIES LLC

                                TABLE OF CONTENTS

                                                                                             PAGE
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
SECTION 1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................2
         (a)   No Registration.................................................................2
         (b)   No Integration..................................................................2
         (c)   Rule 144A.......................................................................3
         (d)   Offering Memorandum.............................................................3
         (e)   Offering Materials Furnished to the Initial Purchaser...........................3
         (f)   Authorization of the Purchase Agreement.........................................3
         (g)   Authorization of the Indenture..................................................3
         (h)   Authorization of the Debentures.................................................4
         (i)   Authorization of the Conversion Shares and Put Shares...........................4
         (j)   Authorization of the Registration Rights Agreement..............................4
         (k)   No Material Adverse Change......................................................4
         (l)   Independent Accountants.........................................................4
         (m)   Preparation of the Financial Statements.........................................5
         (n)   Incorporation and Good Standing of the Company and its Subsidiaries.............5
         (o)   Capitalization and Other Capital Stock Matters..................................5
         (p)   Non-Contravention of Existing Instruments; No Further Authorizations or
               Approvals Required..............................................................6
         (q)   No Material Actions or Proceedings..............................................7
         (r)   Intellectual Property Rights....................................................7
         (s)   All Necessary Licenses..........................................................7
         (t)   Title to Properties.............................................................8
         (u)   Tax Law Compliance..............................................................8
         (v)   Company Not an Investment Company...............................................8
         (w)   No Price Stabilization or Manipulation..........................................8
         (x)   Related Party Transactions......................................................8
         (y)   No General Solicitation.........................................................8
         (z)   Company's Accounting System.....................................................9
         (aa)  ERISA Compliance................................................................9

SECTION 2.     PURCHASE, SALE AND DELIVERY OF THE DEBENTURES..................................10
         (a)   The Firm Debentures............................................................10
         (b)   The First Closing Date.........................................................10
         (c)   The Optional Debentures; the Second Closing Date...............................10
         (d)   Payment for the Debentures.....................................................11
         (e)   Delivery of the Debentures.....................................................11

SECTION 3.     ADDITIONAL COVENANTS OF THE COMPANY............................................11
         (a)   Initial Purchaser's Review of Proposed Amendments and Supplements..............11
         (b)   Amendments and Supplements to the Offering Memorandum and Other
               Securities Law Matters.........................................................11
         (c)   Copies of Offering Memorandum..................................................12

                                                                                            PAGE
                                                                                            ----
         (d)   Blue Sky Compliance............................................................12
         (e)   Rule 144A Information..........................................................12
         (f)   Legends........................................................................12
         (g)   No General Solicitation........................................................12
         (h)   No Integration.................................................................13
         (i)   Rule 144 Tolling...............................................................13
         (j)   Use of Proceeds................................................................13
         (k)   Transfer Agent.................................................................13
         (l)   Company to Provide Interim Financial Statements................................13
         (m)   Agreement Not to Offer or Sell Additional Securities...........................13
         (n)   Future Reports to the Initial Purchaser........................................14
         (o)   Investment Limitation..........................................................14
         (p)   Listing of Conversion Shares...................................................14

SECTION 4.     PAYMENT OF EXPENSES............................................................14

SECTION 5.     CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASER.........................15
         (a)   Accountants' Comfort Letter....................................................15
         (b)   No Material Adverse Change or Rating Agency Change.............................15
         (c)   Opinion of Counsel for the Company.............................................15
         (d)   Opinion of General Counsel of the Company......................................15
         (e)   Opinion of Counsel for the Initial Purchaser...................................16
         (f)   Officers' Certificate..........................................................16
         (g)   Bring-down Comfort Letter......................................................16
         (h)   Registration Rights Agreement..................................................16
         (i)   Lock-Up Agreement from Certain Securityholders of the Company..................16
         (j)   PORTAL Designation.............................................................17
         (k)   Additional Documents...........................................................17

SECTION 6.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASER................17

SECTION 7.     REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES..................................18

SECTION 8.     INDEMNIFICATION................................................................18
         (a)   Indemnification of the Initial Purchaser.......................................18
         (b)   Indemnification of the Company, its Directors and Officers.....................19
         (c)   Notifications and Other Indemnification Procedures.............................20
         (d)   Settlements....................................................................20

SECTION 9.     CONTRIBUTION...................................................................21

SECTION 10.    DEFAULT OF THE INITIAL PURCHASER...............................................22

SECTION 11.    TERMINATION OF THIS AGREEMENT..................................................22

SECTION 12.    REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY............................23

SECTION 13.    NOTICES........................................................................23

                                                                                            PAGE
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

SECTION 14.    SUCCESSORS.....................................................................24

SECTION 15.    PARTIAL UNENFORCEABILITY.......................................................24

SECTION 16.    GOVERNING LAW PROVISIONS.......................................................25

SECTION 17.    GENERAL PROVISIONS.............................................................25

                               PURCHASE AGREEMENT

                                                                   June 12, 2002

BANC OF AMERICA SECURITIES LLC
As the Initial Purchaser
BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     Odyssey Re Holdings Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the purchaser named in Schedule A (the "Initial Purchaser") $100,000,000 in aggregate principal amount of its 4.375% Convertible Senior Debentures due 2022 (the "Firm Debentures"). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $10,000,000 in aggregate principal amount of its 4.375% Convertible Senior Debentures due 2022 (the "Optional Debentures" and, together with the Firm Debentures, the "Debentures"). The Debentures will be redeemable at the Company's option at any time after June 22, 2005. Banc of America Securities LLC ("BAS") has agreed to be the sole Initial Purchaser in connection with the offering and sale of the Debentures.

     The Debentures will be convertible into fully paid, non-assessable shares of common stock, par value $.01 per share, of the Company (the "Common Stock") The Debentures will be convertible initially at a conversion rate of 46.9925 shares per $1,000 principal amount of the Debentures, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "Conversion Shares" means the shares of Common Stock into which the Debentures are convertible. The Debentures will be issued pursuant to an indenture (the "Indenture") to be dated as of the First Closing Date (as defined in Section 2), between the Company and The Bank of New York, a banking corporation, as trustee (the "Trustee").

     The Debentures will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, in reliance upon an exemption therefrom.

     Holders of the Debentures (including the Initial Purchaser and its direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Closing Date, between the Company and the Initial Purchaser (the "Registration Rights Agreement") in the form of Exhibit C attached hereto. In accordance with the Registration Rights Agreement, pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") covering the resale of the Debentures and the Conversion Shares, and to use its best efforts to cause the Registration Statement to be declared effective. This

Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents."

     The Company understands that the Initial Purchaser proposes to make an offering of the Debentures on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The terms of the Debentures and the Indenture will require that investors that acquire the Debentures expressly agree that the Debentures (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereof, if such Debentures (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("Rule 144A") thereunder).

     The Company has prepared an offering memorandum dated the date hereof setting forth information concerning the Company, the Debentures, the Registration Rights Agreement and the Common Stock in form and substance reasonably satisfactory to the Initial Purchaser. As used in this Agreement, "Offering Memorandum" means, collectively, the preliminary offering memorandum dated as of June 11, 2002 (the "Preliminary Offering Memorandum") and the final offering memorandum dated the date hereof (the "Final Offering Memorandum"), each as amended or supplemented by the Company. As used herein, each of the terms "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

     The Company hereby confirms its agreements with the Initial Purchaser as follows:

     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents, warrants and covenants to the Initial Purchaser as follows:

     (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the conditions and agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchaser, the offer, resale and delivery of the Debentures by the Initial Purchaser and the conversion of the Debentures into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (b) No Integration. None of the Company or any of its subsidiaries (other than the Initial Purchaser in connection with the transactions contemplated by this Agreement, about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Debentures or the

Conversion Shares in a manner that would require registration under the Securities Act of the Debentures or the Conversion Shares.

     (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on an automated inter-dealer quotation system.

     (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Debentures by the Initial Purchaser. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum and the Final Offering Memorandum as of their respective dates do not contain and the Final Offering Memorandum as of the First Closing Date (as defined in Section 2) and as of the Second Closing Date (as defined in Section 2) will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchaser specifically for inclusion therein.

     (e) Offering Materials Furnished to the Initial Purchaser. The Company has delivered to the Initial Purchaser Preliminary Offering Memorandums and Final Offering Memorandums, as amended or supplemented, in such quantities and at such places as the Initial Purchaser has reasonably requested for the Initial Purchaser.

     (f) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as to rights of indemnification hereunder which may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (g) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

     (h) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustee), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.

     (i) Authorization of the Conversion Shares and Put Shares. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and are free of preemptive rights; and all Conversion Shares and the shares of Common Stock that may be delivered by the Company to holders of Debentures upon the exercise by such holders of certain repurchase rights upon the terms and conditions set forth in the Indenture (such shares, the "Put Shares"), when so issued and delivered upon such conversion or repurchase in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims.

     (j) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (l) Independent Accountants. PricewaterhouseCoopers LLP who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

     (m) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Selected Financial and Operating Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

     (n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, except where failure to so own and operate any property or conduct any business would not result in a Material Adverse Change, and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in the State of Delaware and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Delaware) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not control (as defined in Rule 405 under the Securities Act) any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit or incentive plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Offering Memorandum. The description of the Company's stock option, stock bonus and other employee incentive plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Offering Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

     (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary except for any violations which would not, individually or in the aggregate, result in a Material Adverse Change. Assuming compliance by the Initial Purchaser with the terms and conditions contained herein, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

     (q) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or, to the best of the Company's knowledge, affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) such action, suit or proceeding could reasonably be expected to be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

     (r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (s) All Necessary Licenses. Each of Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, Hudson Insurance Company and Lloyd's Syndicate 1218 (each an "Insurance Subsidiary", collectively the "Insurance Subsidiaries") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Offering Memorandum, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

     (t) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not result in a Material Adverse Change.

     (u) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, other than those which would not, individually or in the aggregate, result in a Material Adverse Change, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except assessments against which appeals have been or will be promptly taken in good faith or as to which adequate reserves have been provided. Adequate charges, accruals and reserves have been made in the financial statements included or incorporated by reference in the Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

     (v) Company Not an Investment Company. The Company is not, and, after receipt of payment for the Debentures will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

     (w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Debentures or the Conversion Shares to facilitate the sale or resale of the Debentures.

     (x) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which, if the Debentures were being registered under the Securities Act, would be required by the Securities Act or the rules and regulations thereunder to be described in the applicable registration statement which is not so described in the Offering Memorandum.

     (y) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Debentures or the Conversion Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

     (z) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code"), except such as will not, individually or in the aggregate, result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 (a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. No event or series of events of the nature described in this Section 1(aa) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

     Any certificate signed by an officer of the Company and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company to the Initial Purchaser as to the matters set forth therein.

     SECTION 2. PURCHASE, SALE AND DELIVERY OF THE DEBENTURES.

     (a) The Firm Debentures. The Company agrees to issue and sell to the Initial Purchaser the Firm Debentures upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchaser agrees to purchase from the Company the respective principal amount of Firm Debentures set forth opposite its name on Schedule A at a purchase price of 97.75% of the aggregate principal amount thereof.

     (b) The First Closing Date. Delivery of the Firm Debentures to be purchased by the Initial Purchaser and payment therefor shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Company and the Initial Purchaser) at 9:00 a.m. New York time, on June 18, 2002, or such other time and date not later than 1:30 p.m. New York time, on June 19, 2002, as the Initial Purchaser and the Company shall agree upon (the time and date of such closing are called the "First Closing Date").

     (c) The Optional Debentures; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to $10,000,000 aggregate principal amount of Optional Debentures from the Company at the same price as the purchase price to be paid by the Initial Purchaser for the Firm Debentures. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Initial Purchaser to the Company, which notice may be given at any time within 20 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Debentures as to which the Initial Purchaser is exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Debentures and the Optional Debentures). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Initial Purchaser. Such date may be the same as the First Closing Date but not earlier than the First Closing Date nor later than 13 days after the First Closing Date. If any Optional Debentures are to be purchased, the Initial Purchaser agrees to purchase the principal amount of Optional Debentures (subject to such adjustments to eliminate fractional amounts as the Initial Purchaser may determine) that bears the same proportion to the total principal amount of Optional Debentures to be purchased as the principal amount of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Debentures. The Initial Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     (d) Payment for the Debentures. Payment for the Firm Debentures shall be made at the First Closing Date (and, if applicable, for Optional Debentures at the Second Closing Date) by wire transfer of immediately available funds to a bank account designated in writing by the Company or in such manner of payment as the Company and the Initial Purchaser may agree.

     It is understood that the Initial Purchaser has been authorized, for its own account and the account of the Initial Purchaser, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial Purchaser has agreed to purchase. BAS, individually and not as the Initial Purchaser of the Initial Purchaser, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Initial Purchaser by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

     (e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Initial Purchaser for the account of the Initial Purchaser the Firm Debentures at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such other manner of payment as the Company and the Initial Purchaser may agree. The Company shall also deliver, or cause to be delivered, to the Initial Purchaser for the account of the Initial Purchaser, the Optional Debentures the Initial Purchaser has agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such other manner of payment as the Company and the Initial Purchaser may agree. The Debentures shall be registered in such names and denominations as the Initial Purchaser shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Initial Purchaser may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.

     SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY.

     The Company further covenants and agrees with the Initial Purchaser as follows:

     (a) Initial Purchaser's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the date which is the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchaser (as notified by the Initial Purchaser to the Company), prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchaser for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Initial Purchaser reasonably objects.

     (b) Amendments and Supplements to the Offering Memorandum and Other Securities Law Matters. If, at any time prior to the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchaser (as notified by the Initial Purchaser to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchaser and prepare, subject to
Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

     (c) Copies of Offering Memorandum. The Company agrees to furnish the Initial Purchaser, without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchaser (as notified by the Initial Purchaser to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchaser may reasonably request.

     (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser, as the Initial Purchaser may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Initial Purchaser, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction, where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchaser promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (e) Rule 144A Information. For so long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

     (f) Legends. Each of the Debentures will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

     (g) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner that would require registration of the Debentures under the Securities Act.

     (h) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

     (i) Rule 144 Tolling. During the period of two years after the First Closing Date or, if later, the Second Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

     (j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Debentures sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

     (k) Transfer Agent. The Company shall engage and maintain, at its expense, one or more registrars and transfer agents in the United States for the Common Stock.

     (l) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Initial Purchaser, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

     (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8), any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Debentures); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering Memorandum, but only if the holder of such shares, options, or shares issued upon exercise of such options, who is an officer or director of the Company or any of its subsidiaries has agreed or agrees in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).

     (n) Future Reports to the Initial Purchaser. For a period of two years following the First Delivery Date, to furnish to the Initial Purchaser upon request copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Initial Purchaser with any such reports or similar forms that have been filed with the Commission by an electronic transmission pursuant to EDGAR (Electronic Data Gathering, Analysis and Retrieval System) or an equivalent electronic database authorized by the Commission.

     (o) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Debentures in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

     (p) Listing of Conversion Shares. The Company will use its best efforts to have the Conversion Shares approved by the New York Stock Exchange ("NYSE") for inclusion prior to the effectiveness of the Registration Statement.

     SECTION 4. PAYMENT OF EXPENSES.

     The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchaser, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum, all amendments and supplements thereto and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Debentures for offer and sale under the state securities or blue sky laws, and, if requested by the Initial Purchaser, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchaser of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchaser in connection with the marketing and offering of the Debentures, (viii) the fees and expenses associated with listing the Conversion Shares on the NYSE and (ix) all expenses and fees in connection with admitting the Debentures for trading in the PORTAL Market. Except as provided in this Section 4, Section 7, Section 10 and Section 11 hereof, the Initial Purchaser shall pay its own expenses, including the fees and disbursements of its counsel.

     SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASER.

     The obligations of the Initial Purchaser to purchase and pay for the Firm Debentures as provided herein on the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in
Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Debentures, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum (and the Initial Purchaser shall have received an additional conformed copy of such accountants' letter for the Initial Purchaser).

     (b) No Material Adverse Change or Rating Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date:

          (i) there shall not have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Debentures as contemplated in the Offering Memorandum; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the financial strength or claims paying ability of the Company or any of its subsidiaries by A.M. Best Company, Inc. or Standard & Poor's Insurance Rating Services.

     (c) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Initial Purchaser shall have received the opinion and 10b-5 letter of Shearman & Sterling, counsel for the Company, dated as of such Closing Date, the forms of which are attached as Exhibit A-1 (and the Initial Purchaser shall have received an additional conformed copy of such counsel's legal opinion and 10b-5 letter for the Initial Purchaser).

     (d) Opinion of General Counsel of the Company. On each of the First Closing Date and the Second Closing Date the Initial Purchaser shall have received the opinion and 10b-5 letter of Donald L. Smith, Esq., General Counsel for the Company, dated as of such Closing

Date, the forms of which are attached as Exhibit A-2 (and the Initial Purchaser shall have received an additional conformed copy of such General Counsel's legal opinion and 10b-5 letter for the Initial Purchaser).

     (e) Opinion of Counsel for the Initial Purchaser. On each of the First Closing Date and the Second Closing Date the Initial Purchaser shall have received an opinion of Simpson Thacher & Bartlett, counsel for the Initial Purchaser, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchaser.

     (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Initial Purchaser shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
(b)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Initial Purchaser shall have received an additional conformed copy of such accountants' letter for the Initial Purchaser).

     (h) Registration Rights Agreement. The Company and the Initial Purchaser shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchaser), and the Registration Rights Agreement shall be in full force and effect (assuming due execution, delivery and performance by the Initial Purchaser).

     (i) Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Initial Purchaser an agreement in the form of Exhibit B hereto from each officer of the Company and the controlling stockholder of the Company as of the date of this Agreement (with the exception of Messrs. Andrew A. Barnard and Anthony J. Narciso whose signed agreements shall be furnished to the Initial Purchaser on or before the First Closing Date), and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (j) PORTAL Designation. The Company will use its reasonable efforts to permit the Debentures to be designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

     (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Debentures, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

     SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF INITIAL PURCHASER.

     The Initial Purchaser represents and warrants that it is a "qualified institutional buyer," as defined in Rule 144A of the Securities Act. The Initial Purchaser agrees with the Company that:

     (a) The Debentures and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Debentures.

     (b) The Initial Purchaser is purchasing the Debentures pursuant to a private sale exemption from registration under the Securities Act.

     (c) The Debentures have not been and will not be offered or sold by such Initial Purchaser or its affiliates acting on its behalf except in accordance with Rule 144A.

     (d) The Initial Purchaser will not offer or sell the Debentures in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States.

     (e) The Initial Purchaser has not offered or sold, and will not offer or sell, any Debentures except to persons whom it reasonably believes to be a "Qualified Institutional Buyer" within the meaning of Rule 144A ("QIB").

     (f) The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Debentures and the Initial Purchaser except as otherwise agreed in writing by the Company and the Initial Purchaser.

     (g) The Initial Purchaser represents, warrants and covenants to the Company as of the date hereof, the First Closing Date and the Second Closing Date, that it has not and will not, directly or indirectly, offer, sell or deliver the Debentures in Canada or to persons who it has reason to believe are residents of Canada or acting on the behalf of residents of Canada or to any person whom it has reason to believe intends to reoffer, resell or deliver the Debentures in Canada or to any persons who are residents of Canada or acting on the behalf of residents of Canada or otherwise has knowingly solicited or will solicit such persons or done any act in furtherance of the foregoing.

     SECTION 7. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES.

     If this Agreement is terminated by the Initial Purchaser pursuant to
Section 5 or Section 11(iv), or if the sale to the Initial Purchaser of the Debentures on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchaser upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchaser and the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Debentures, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 8. INDEMNIFICATION.

     (a) Indemnification of the Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser, its directors, officers and employees, and each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) on any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Debentures or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its bad faith or willful misconduct, and to reimburse the Initial Purchaser and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any Preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of the Initial Purchaser from whom the person asserting any loss, claim, damage, liability or expense purchased Debentures, or any person controlling such Initial Purchaser, if copies of the Final Offering Memorandum were timely delivered to the Initial Purchaser pursuant to Section 2 and a copy of the Final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Debentures to such person, and if the Final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company, its Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchaser has furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and the tenth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchaser confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchaser may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it determines in good faith such request to be reasonable and (ii) provides written notice to the indemnified party substantiating in reasonable detail the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     SECTION 9. CONTRIBUTION.

     If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Debentures pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchaser bear to the aggregate initial offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in

Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the underwriting discount received by such Initial Purchaser in connection with the Debentures purchased by it and distributed to investors. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     SECTION 10. DEFAULT OF THE INITIAL PURCHASER.

     If, on the First Closing Date or the Second Closing Date, as the case may be, the Initial Purchaser shall fail or refuse to purchase Debentures and the aggregate principal amount of Debentures with respect to which such default occurs exceeds 10% of the aggregate principal amount of Debentures to be purchased on such date, and arrangements satisfactory to the Initial Purchaser and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchaser or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

     As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     SECTION 11. TERMINATION OF THIS AGREEMENT.

     Prior to the First Closing Date this Agreement may be terminated by the Initial Purchaser by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any United States federal, New York or California authority; (iii) there shall have occurred any outbreak or escalation of hostilities or any crisis or calamity involving or affecting the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States, international political, financial or economic conditions, as in the judgment of the Initial Purchaser is material and adverse and makes it impracticable to market the Debentures in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) there shall have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Debentures as contemplated in the Offering Memorandum. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchaser and the Initial Purchaser pursuant to Sections 4 and 7 hereof, (b) the Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

     SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company or any of its partners, officers or directors or any controlling person, as the case may be and will survive delivery of and payment for the Debentures sold hereunder and any termination of this Agreement.

     SECTION 13. NOTICES.

     All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Initial Purchaser:

     Banc of America Securities LLC
     9 West 57th Street
     New York, New York 10019
     Facsimile: 212-583-8457
     Attention:  Eric Hambleton

     If to the Company:

     Odyssey Re Holdings Corp.
     140 Broadway
     39th Floor
     New York, New York  10005
     Facsimile:  212-571-6452
     Attention:  Andrew A. Barnard,
                 President and Chief Executive Officer

     with a copy to:

     Odyssey Re Holdings Corp.
     300 Stamford Place
     Stamford, Connecticut  06902
     Facsimile:  203-965-7960
     Attention:  Donald L. Smith, Esq.
                 Senior Vice President,
                 General Counsel and Corporate Secretary

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

     SECTION 14. SUCCESSORS.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchaser pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Debentures as such from the Initial Purchaser merely by reason of such purchase.

     SECTION 15. PARTIAL UNENFORCEABILITY.

     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 16. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 17. GENERAL PROVISIONS.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.



                                           Very truly yours,

                                           ODYSSEY RE HOLDINGS CORP.


                                           By: /s/ Donald L. Smith
                                               ---------------------------------
                                               Name: Donald L. Smith
                                               Title: Senior Vice President

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchaser as of the date first above written.

BANC OF AMERICA SECURITIES LLC
The Initial Purchaser named in
the attached Schedule A.

By BANC OF AMERICA SECURITIES LLC


By:  /s/ Robert Giammarco
     ----------------------------------
     Name: Robert Giammarco
     Title: Managing Director

                                  SCHEDULE A

                                                       AGGREGATE PRINCIPAL
                                                         AMOUNT OF FIRM
                                                        DEBENTURES TO BE
INITIAL PURCHASER                                           PURCHASED
-----------------                                      -------------------
Banc of America Securities LLC .......................... $100,000,000

  Total.................................................. $100,000,000*

-------------------
* Assuming no exercise of the Initial Purchaser's option.

                                                                     EXHIBIT A-1

The final opinion in draft form should be attached as Exhibit A-1 at the time this Agreement is executed.

     Opinion of Shearman & Sterling, counsel for the Company to be delivered pursuant to Section 5(c) of the Purchase Agreement.

     References to the Offering Memorandum in this Exhibit A-1 include any supplements thereto at the Closing Date.

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (iv) Based upon such counsel's review of the New York State statutes, rules or regulations, the Delaware General Corporation Law and the relevant United States federal laws (the "Requirements of Law") which in such counsel's experience are normally applicable to transactions of the type provided for in the Purchase Agreement, but without having made any special investigation concerning any other Requirements of Law, no consent, approval, authorization is required for the Company's execution, delivery and performance of the Purchase Agreement and consummation of the transactions contemplated thereby and by the Offering Memorandum, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (v) The Company is not, and, after receipt of payment for the Debentures will not be, required to register as an investment company under the Investment Company Act of 1940, as amended.

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (vii) The Debentures have been duly authorized and executed by the Company and when the Debentures have been authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Debentures will have been duly issued, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (viii) The shares of Common Stock initially issuable upon conversion of the Debentures have been duly authorized and the Board of Directors of the Company has reserved for issuance and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

     (ix) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and except that rights to indemnification or contribution may be limited by federal or state securities laws or public policy relating thereto.

     (x) Assuming (i) the accuracy of the representations and warranties of the Initial Purchaser and the Company in the Purchase Agreement and (ii) the due performance by the Initial Purchaser and the Company of the covenants and agreements set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Debentures to the Initial Purchaser under the Purchase Agreement, or in connection with the re-offer and resale of such Debentures acquired from the Company by the Initial Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any Debentures.

     (xi) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied on its face when it was filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     (xii) The statements in the Offering Memorandum under the captions "Description of Capital Stock", "Description of Debentures" and "United States Taxation", insofar as such statements constitute matters of law, summaries of legal matters, the Company's certificate of incorporation or by-law provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Initial Purchaser, shall expressly state that the Initial Purchaser may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchaser) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchaser; provided, however, that such counsel shall further state that they believe that they and the Initial Purchaser are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     In addition, such counsel shall state the following in a letter delivered simultaneously with its opinion:

     Such counsel has examined the Purchase Agreement and the originals, or copies identified to their satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In their examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to them as originals and the conformity with the originals of all documents submitted to them as copies. In rendering the opinions expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Purchase Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Offering Memorandum (other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors, and with the Initial Purchaser and its counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Offering Memorandum, and any supplements or amendments thereto, except as set forth in paragraph (xii) of such counsel's opinion letter addressed to you, dated the date hereof.

     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, no facts came to such counsel's attention which gave them reason to believe that the Offering Memorandum (other than the financial statements, related schedules and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT A-2

The final opinion in draft form should be attached as Exhibit A-2 at the time this Agreement is executed.

     Opinion of Donald L. Smith, Esq., General Counsel of the Company, to be delivered pursuant to Section 5(d) of the Purchase Agreement.

     References to the Offering Memorandum in this Exhibit A-2 include any supplements thereto at the Closing Date.

          (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of Connecticut) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

          (ii) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

          (iii) All of the issued and outstanding capital stock of each such significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

          (iv) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and by-laws of the Company and the General Corporation Law of the State of Delaware. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Offering

     Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (v) Except as described in the Offering Memorandum under the caption "Description Common Stock", no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the certificate of incorporation or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to the best knowledge of such counsel, otherwise.

          (vi) To the best knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which, if the sale of the Debentures were being registered under the Securities Act, would be required by the Securities Act or the rules and regulations thereunder to be described in the applicable registration statement which is not so described in the Offering Memorandum.

          (vii) Each of Odyssey America Reinsurance Corporation, Odyssey Reinsurance Corporation, Hudson Insurance Company and Lloyd's Syndicate 1218 (each an "Insurance Subsidiary", collectively the "Insurance Subsidiaries") is duly licensed to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, result in a Material Adverse Change (as defined in the Purchase Agreement). The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Offering Memorandum, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, result in a Material Adverse Change, and the Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company and each of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company and each of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would result in a Material Adverse Change; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

          (viii) The descriptions in the Offering Memorandum of U.S. insurance statutes and regulations are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any U.S. insurance statutes or regulations, which, if the sale of the Debentures were being registered under the Securities Act, would be required by the Securities Act or the rules and regulations thereunder to be described in the applicable registration statement which is not so described in the Offering Memorandum.

          (ix) The execution and delivery of the Purchase Agreement, the Indenture and the Debentures by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any subsidiary,
     (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the best knowledge of such counsel, any other material Existing Instrument except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; or (iv) to the best knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

          (x) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          (xi) To the best knowledge of such counsel, there are no Existing Instruments which, if the sale of the Debentures were being registered under the Securities Act, would be required by the Securities Act or the rules and regulations thereunder to be described in the applicable registration statement which is not so described in the Offering Memorandum or is described as required to be described or referred to in the Offering Memorandum other than those described or referred to or incorporated by reference therein; and the descriptions thereof and references thereto are correct in all material respects.

          (xiii) Each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied when it was filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State New York or the federal law of the United States, to the extent he deems proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Initial Purchaser, shall expressly state that the Initial Purchaser may rely on such opinion as if it were addressed to it and shall be furnished to the Initial Purchaser) of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Initial Purchaser; provided, however, that such counsel shall further state that he believes that he and the Initial Purchaser is justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

     In addition, such counsel shall state the following in a letter delivered simultaneously with his opinion:

     Such counsel has examined the Purchase Agreement and the originals, or copies identified to his satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as such counsel deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In his examinations, such counsel has assumed the genuineness of all signatures, the authenticity of all documents submitted to him as originals and the conformity with the originals of all documents submitted to them as copies. In rendering the opinions expressed below, such counsel has relied as to factual matters, to the extent such counsel deemed proper, upon the representations and warranties of the Company contained in or made pursuant to the Purchase Agreement, certificates of officers of the Company and certificates of public officials. Such counsel has also reviewed and participated in discussions concerning the preparation of the Offering Memorandum and any supplements or amendments thereto (other than the documents incorporated by reference therein) with certain officers or employees of the Company and its auditors, and with the Initial Purchaser and its counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Offering Memorandum, and any supplements or amendments thereto, except as set forth in paragraph (viii) of such counsel's opinion letter addressed to you, dated the date hereof.

     Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises you that, on the basis of the information such counsel gained in the course of performing the services referred to above, no facts came to such counsel's attention which gave him reason to believe that the Offering Memorandum, and any supplements or amendments thereto (other than the financial statements, related schedules and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

[Date]

Banc of America Securities LLC
  The Initial Purchaser

c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

RE:  Odyssey Re Holdings Corp. (the "Company")

Ladies & Gentlemen:

The undersigned is [an officer] [a controlling shareholder] of the Company. The Company proposes to carry out a public offering of its 4.375% Convertible Senior Debentures due 2022 (the "Debentures") (the "Offering") for which you will be the initial purchaser. The Debentures will be convertible, in specified circumstances, into common stock of the Company (the "Common Stock"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the initial purchaser are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into purchase arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), (i) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock, or, in each case, publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Offering Memorandum (as defined in the Purchase Agreement). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock currently or hereafter owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


-------------------------------------
Printed Name of Holder


By:
    ---------------------------------
    Signature



-------------------------------------
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                       EXHIBIT C






                     [FORM OF REGISTRATION RIGHTS AGREEMENT]


                                      C-1